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REVOCABLE PROXY                                            Exhibit 99.3



                             ST. PAUL BANCORP, INC.


          This Proxy is Solicited on Behalf of The Board of Directors


     The undersigned shareholder of St. Paul Bancorp, Inc. ("St. Paul") hereby appoints ______________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "St. Paul Meeting") to be held at ___ a.m. on June __, 1998, at __________, Illinois, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE THE AMENDMENT OF ST. PAUL'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ST. PAUL COMMON STOCK FROM 40,000,000 TO 80,000,000, (2) TO APPROVE THE ISSUANCE OF ADDITIONAL SHARES OF ST. PAUL COMMON STOCK TO SHAREHOLDERS OF BEVERLY BANCORPORATION, INC. ("BEVERLY") AS PART OF ST. PAUL'S ACQUISITION OF BEVERLY, AND (3) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF ST. PAUL AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by
(i) delivering to the Corporate Secretary of St. Paul a written notice of revocation prior to the St. Paul Meeting, (ii) delivery to St. Paul prior to the St. Paul Meeting a duly executed proxy bearing a later date, or (iii) attending the St. Paul Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of St. Paul's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                                 ------------
                                                                     See
                                                                 Reverse Side
                                                                 ------------
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                                                                      [X]

                                                                Please mark your
                                                                  votes as this.

                                  -----------
                             Shares of Common Stock



Proposal 1:  To approve the amendment of St. Paul's Certificate of Incorporation to increase the number of authorized shares of St. Paul Common Stock from 40,000,000 to 80,000,000.

             FOR      AGAINST      ABSTAIN
             [_]        [_]          [_]

Proposal 2:  To approve the issuance of additional shares of St. Paul Common
             Stock to shareholders of Beverly as part of St. Paul's acquisition of Beverly.

Other Matters:  The proxies are authorized to vote upon such other business as may properly come before the St. Paul Meeting, or any adjournments or postponements thereof, in accordance with the determination of a majority of St. Paul's Board of Directors.



Date:
     -------------------------------------

     -------------------------------------

     -------------------------------------
         Signature of Shareholder or
          Authorized Representative



Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.